EXHIBIT 99.1


           BERKSHIRE HILLS BANCORP REPORTS 11% INCREASE IN ANNUAL CORE
                       INCOME WITH 20% ANNUAL LOAN GROWTH
              AND FOURTH QUARTER CORE EARNINGS OF $0.48 PER SHARE

                   DIVIDEND DECLARED, ANNUAL MEETING DATE SET

PITTSFIELD, MA - January 29, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today reported a 37% increase in net income to $11.3 million in 2006 from $8.2 million in 2005. Net income per share increased by 17% to $1.29 in 2006 from $1.10 in 2005. Earnings growth included the benefit of organic growth and expansion, along with the acquisition of Woronoco Bancorp in June 2005. All earnings per share references are to diluted shares, and also reflect the additional shares issued for the Woronoco acquisition. The Company reported 2006 core income of $17.6 million ($2.00 per share), compared to $15.8 million ($2.11 per share) for the prior year. Core earnings in 2006 included charges totaling $0.14 per share for the de novo branch program and also were reduced by $0.11 per share due to compression of the net interest margin in 2006 (both stated on an after-tax basis).

For the fourth quarter, the Company reported 2006 core income of $4.2 million ($0.48 per share), compared to $4.6 million ($0.52 per share) in 2005. This decrease was due to additional after-tax costs of the de novo branch program ($0.02 per share) and seasonal losses on newly acquired insurance operations ($0.02 per share). Fourth quarter 2006 GAAP net income was $4.1 million ($0.47 per share), compared to $4.8 million ($0.55 per share) in 2005. In addition to the above factors, GAAP results for the most recent quarter included non-core costs of $1.1 million ($0.09 per share after tax) primarily reflecting insurance agency integration costs and severance costs, together with net securities gains of $0.9 million.

Annual financial highlights include:

    o    44% growth in fee income
    o    20% growth in total loans
    o    33% growth in total commercial loans
    o    11% growth in total deposits

Momentum continued in the fourth quarter, including:

    o 46% growth in fee income compared to the linked quarter, due primarily to acquired insurance agencies
    o    26% annualized growth in total commercial loans
    o    16% annualized growth in total loans
    o    9% annualized growth in total deposits
    o    11% annualized growth in nonmaturity deposits
    o    Completed acquisition of five insurance agencies according to plan
    o    Completed restructuring of securities portfolio

Michael P. Daly, President and Chief Executive Officer, stated, "We made major strides in 2006 in producing growth through our regional expansion, and strong organic growth momentum continued through the fourth quarter. We are expanding our branch locations, product offerings, and market share to build sustainable revenues despite the net interest margin pressures that we expect in the markets for the foreseeable future. We opened three new branches in New York, increasing our total branch count by 12% to a total of 27, and announced four new locations for 2007 to increase total branches by an additional 15% to 31. Our recent insurance agency acquisitions produced a 46% increase in total fourth quarter fee income, compared to the linked quarter."

Mr. Daly continued, "We expect retail banking, commercial banking, and insurance to all be primary contributors to our growth in 2007, and we have expanded our management team to facilitate this growth. We continue to maintain a strong emphasis on asset quality, and our net loan charge-offs were a modest 0.07% of average loans in 2006. We also took steps in 2006 to improve our balance sheet with a securities restructuring. We have initiatives in process to continue to propel our organic growth by double digits in all major areas and to continue to expand our regional footprint."

DIVIDEND DECLARATION
--------------------

The Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on February 22, 2007, to stockholders of record at the close of business on February 8, 2007.

ANNUAL MEETING
--------------

The 2007 annual meeting of stockholders will be held on May 3, 2007 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 A.M.
(ET). The voting record date has been set as March 15, 2007.

FINANCIAL CONDITION
-------------------

Total assets were $2.15 billion at December 31, 2006 increasing by 6% for the year. Total loans increased at a 16% annualized rate in the fourth quarter and at a 20% rate for the year, totaling $1.70 billion at year-end. Most major categories of loans increased during the year. Total commercial loans increased by 26% annualized in the fourth quarter and by 33% for the year due to strong originations in all regions. Auto loans increased by 24% annualized in the quarter and by 29% for the year, and also benefited from market share growth of indirect lending in Pioneer Valley and New York. Securities available for sale decreased by 50% for the year due to the deleveraging and restructuring initiated at the end of the third quarter. Total goodwill and other intangible assets increased by $22 million in 2006 due to the acquisition of the insurance agencies in the fourth quarter.

Net loan charge-offs were 0.07% of total average loans for 2006. Quarter-end delinquencies (30-90 days) measured 0.26% of total loans at year-end 2006, compared to 0.29% at the beginning of the quarter. Non-performing assets were 0.24% of total assets at the beginning of the quarter; the majority of these assets were resolved during the quarter. An additional commercial relationship totaling $6.0 million (0.28% of assets) became non-accruing during the fourth quarter. A specific reserve of $0.5 million was assigned to this relationship at year-end. Total year-end non-performing assets measured 0.35% of total assets, and there was no other real estate owned.

Total deposits increased at a 9% annualized rate in the most recent quarter and by 11% for the year, totaling $1.52 billion at year-end. Excluding run-off of brokered time deposits, deposit growth measured 11% and 13% for these periods, respectively. Growth was concentrated in money market accounts, which grew by 21% for both the fourth quarter annualized and for the year, and in time deposits, which grew by 7% and 20% for these same periods. Balances related to new account growth for lower costing transactions and savings accounts were more than offset by migrations of balances from these accounts into higher yielding money market and time deposit accounts.

Total borrowings decreased by 13% during the year to $345 million at year-end due to the deleveraging with securities sales proceeds in the fourth quarter. Stockholders' equity increased by 5% during the year to $258 million at year-end due primarily to growth in retained earnings. Book value per share increased in 2006 to $29.63 from $28.81. Tangible book value per share decreased to $15.70 from $17.15 due to the goodwill and intangibles associated with the insurance agency acquisitions which are expected to be accretive to earnings beginning in 2007. The ratio of stockholders' equity to total assets decreased slightly during the year to 12.0% from 12.1%. The ratio of tangible stockholders' equity to total assets decreased to 6.7% from 7.6% due to the aforementioned goodwill and intangible assets. Treasury stock repurchases totaled 76,000 shares ($2.6 million) in 2006 and 15,000 shares ($0.5 million) in the fourth quarter.

RESULTS OF OPERATIONS
---------------------

Most major categories of income and expense increased in 2006 compared to 2005, primarily due to the acquisition of Woronoco Bancorp in June 2005, plus the benefit of organic growth and branch expansion in New York. Net income in 2005 was affected by non-core charges of $8.8 million related to the termination of the Employee Stock Ownership Plan ("ESOP"), and $2.1 million in merger and systems conversion expenses primarily related to the Woronoco acquisition. Net income in 2006 was affected by non-core charges of $5.5 million related to a loan loss allowance adjustment, $5.6 million related to the investment portfolio restructuring, and $1.5 million in other non-core charges. The Company recorded non-core securities gains in both years.

Net interest income increased by $8.6 million (17%) for the year and by $0.5 million (4%) for the fourth quarter compared to the prior year fourth quarter. Growth in average earning assets was partially offset by a decrease in the net interest margin due to the inverted yield curve and to competitive market conditions. The net interest margin rose to 3.31% in the most recent quarter due to the benefit of the securities restructuring at the beginning of the quarter, rebounding from 3.16% in the second quarter and compared to 3.36% in the fourth quarter of 2005.

Total fee income increased by $4.2 million (44%) in 2006 compared to 2005, and year-to-year fourth quarter fee income increased by $1.4 million (47%). Growth for the year included the benefit of organic growth and acquisitions. Fourth quarter growth was primarily in insurance fees due mostly to the insurance agency acquisitions in the most recent quarter. Year-to-year fourth quarter deposit fees increased by $0.3 million (24%) due to the initiation of new checking account convenience services in the most recent quarter. Gains on the sale of securities and loans declined in 2006 and the Company substantially completed the liquidation of its marketable equity securities portfolio in the most recent quarter, which had been the primary source of securities gains in both years. Net securities gains in the most recent quarter also included net losses of about $250 thousand related to the completion of the securities restructuring program.

The loan loss provision totaled $7.9 million for the year 2006 and $0.8 million for the most recent quarter. The year's provision included $5.5 million related to pool reserve changes in conjunction with a loan loss allowance adjustment in the third quarter. The year's provision also increased due to loan growth and higher impairment reserves. The fourth quarter provision measured 138% of same quarter net loan charge-offs.

Total non-interest expense was essentially unchanged in 2006 compared to 2005, with increases related to growth, branch expansion, and acquisitions offset by the impact of the one time non-cash $8.8 million charge for the ESOP termination in 2005. Year-to-year fourth quarter non-interest expense increased by $2.9 million (24%). Expenses in the most recent quarter included $1.3 million in operating expenses related to the insurance agencies, together with costs related to the expansion of retail and commercial product offerings and seasonal incentives. Year-to-year fourth quarter non-core expenses increased by $0.6 million to $1.1 million, primarily due to nonrecurring insurance integration expenses and severance costs. The cost of the de novo branch program totaled approximately $0.6 million in the most recent quarter and $1.8 million for the year 2006 ($0.04 and $0.14 per share after tax, respectively).

The effective income tax rate declined to 30% in 2006 compared to 49% in 2005 (the effective tax rate in 2005 was 33% excluding ESOP termination expenses). The year-to-year fourth quarter effective tax rate declined to 32% from 33%. The 2006 tax rate benefited from increased tax exempt income on municipal debt securities, together with the benefit of the third quarter loan loss allowance adjustment in the Bank, which has a higher effective tax rate. Results in 2006 also included income from discontinued operations from the sale of the Company's data processing subsidiary in June 2004. The Company does not expect to record any more income from these discontinued operations.

CONFERENCE CALL
---------------

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Tuesday, January 30, 2007. President and Chief Executive Officer Michael
P. Daly and Interim Chief Financial Officer John S. Millet will discuss highlights of the Company's fourth quarter and year-end financial results, along with guidance about expected financial results. Information about the conference call follows:

  Dial-in:                 1-877-407-8035
  Replay Dial-in:          1-877-660-6853
  Replay Access Codes:     Account #286; Conference ID #226736
                           (Both are needed to access the Replay)
  Replay Dates:            January 30, 2007 at 1:00 P.M. (ET) through
                           February 6, 2007 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Millet will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Live access to the call on a listen only basis will also be available on the internet at the Company's website at www.berkshirebank.com by clicking on the
                                     ---------------------
Investor Relations link and then selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

BACKGROUND
----------

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.

FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including statements relating to the Company's recent insurance acquisitions (1) the cost savings from the insurance agency acquisitions may not be fully realized or take longer than expected; (2) operating costs, customer loss and business disruption following the acquisitions, including adverse effects on relationships with employees, may be greater than expected; (3) adverse governmental or regulatory policies may be enacted; (4) the risks associated with continued diversification of assets and adverse changes to credit quality; and (5) difficulties associated with achieving expected future financial results. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future
 -----------
results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
---------------------------

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

During 2006, the Company identified charges related to the balance sheet repositioning and to the loan loss allowance adjustment as non-core in the computation of core earnings. The Company views these charges as infrequent and not specifically related to the Company's operating activities during the year. The Company primarily utilizes the non-GAAP measure of core earnings in evaluating operating trends during the current fiscal period, and compared to the prior fiscal period. The core earnings measure is not intended to substitute for GAAP net income, but is an additional measure that the Company uses and believes is useful for understanding its operating results.


                                          BERKSHIRE HILLS BANCORP, INC.
                                     CONSOLIDATED BALANCE SHEETS - UNAUDITED
===========================================================================================================================
                                                               December 31,         September 30,          December 31,
                                                                   2006                  2006                  2005
                                                            ---------------------------------------------------------------
(IN THOUSANDS)
ASSETS
   Cash and due from banks                                   $          30,774     $          25,371     $          30,977
   Short-term investments                                                  211                   199                   110
                                                            -------------------   -------------------   -------------------
          Total cash and cash equivalents                               30,985                25,570                31,087

    Due from broker                                                          -                95,022                 1,425

    Securities available for sale, at fair value                       194,206               251,859               390,876
    Securities held to maturity, at amortized cost                      39,968                39,957                29,908

    Residential mortgages                                              599,273               585,394               548,884
    Commercial mortgages                                               566,339               516,973               411,426
    Commercial business loans                                          190,493               193,879               158,948
    Consumer loans                                                     342,882               337,171               300,972
                                                            -------------------   -------------------   -------------------
            Total loans                                              1,698,987             1,633,417             1,420,230
    Less: Allowance for loan losses                                    (19,370)              (19,153)              (13,001)
                                                            -------------------   -------------------   -------------------
            Net loans                                                1,679,617             1,614,264             1,407,229

    Premises and equipment, net                                         29,130                27,944                26,236
    Accrued interest receivable                                          9,165                 9,395                 8,508
    Goodwill                                                           104,531                88,594                88,092
    Other intangible assets                                             16,810                10,071                11,524
    Bank owned life insurance                                           19,810                19,602                19,002
    Cash surrender value - other life insurance                         10,528                10,445                11,503
    Other assets                                                        14,892                12,374                10,163
                                                            -------------------   -------------------   -------------------
            Total assets                                     $       2,149,642     $       2,205,097     $       2,035,553
                                                            ===================   ===================   ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
    Demand / NOW deposits                                    $         331,196     $         317,534     $         328,779
    Money market deposits                                              297,155               281,577               244,784
    Savings deposits                                                   202,213               208,998               222,387
    Time deposits less than $100,000                                   369,590               363,699               308,156
    All other time deposits                                            321,784               316,293               267,112
                                                            -------------------   -------------------   -------------------
            Total deposits                                           1,521,938             1,488,101             1,371,218

    Borrowings                                                         345,005               441,216               397,453
    Junior subordinated debentures                                      15,464                15,464                15,464
    Other liabilities                                                    9,074                 5,615                 5,352
                                                            -------------------   -------------------   -------------------
            Total liabilities                                        1,891,481             1,950,396             1,789,487

             Total stockholders' equity                                258,161               254,701               246,066
                                                            -------------------   -------------------   -------------------
             Total liabilities and stockholders' equity      $       2,149,642     $       2,205,097     $       2,035,553
                                                            ===================   ===================   ===================

                                          BERKSHIRE HILLS BANCORP, INC.
                                CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED
=========================================================================================================================

                                                              LOAN ANALYSIS

                                            December 31, 2006           September 30, 2006          December 31, 2005
                                         ------------------------      ----------------------     -----------------------
                                                        Percent                     Percent                    Percent
                                           Balance     of Total         Balance    of Total        Balance     of Total
                                         ------------------------      ----------------------     -----------------------
(DOLLARS IN MILLIONS)
Residential mortgages
     1 - 4 Family                         $      567          33 %      $    553          34 %     $    514           37 %
     Construction                                 32           2              32           2             35            2
                                         ------------  ----------      ----------  ----------     ----------  -----------
          Total residential mortgages            599          35             585          36            549           39

Commercial mortgages
     Construction                                130           8             116           7             59            4
     Single and multi-family                      65           4              67           4             69            5
     Other commercial real estate                372          22             334          20            283           20
                                         ------------  ----------      ----------  ----------     ----------  -----------
          Total commercial mortgages             567          34             517          31            411           29

Commercial business loans                        190          11             194          12            159           11

Consumer loans
     Auto                                        196          12             185          12            152           11
     Home equity and other                       147           8             152           9            149           10
                                         ------------  ----------      ----------  ----------     ----------  -----------
          Total consumer loans                   343          20             337          21            301           21

          Total loans                     $    1,699         100 %      $  1,633         100 %     $  1,420          100 %
                                         ============  ==========      ==========  ==========     ==========  ===========

                                                             DEPOSIT ANALYSIS

                                            December 31, 2006           September 30, 2006          December 31, 2005
                                         ------------------------      ----------------------     -----------------------
                                                        Percent                     Percent                    Percent
                                           Balance     of Total         Balance    of Total        Balance     of Total
                                         ------------  ----------      ----------  ----------     ----------  -----------
(DOLLARS IN MILLIONS)

Demand                                    $      178          12 %      $    178          12 %     $    180           13 %
NOW                                              153          10             139           9            149           11
Money market                                     297          20             282          19            245           18
Savings                                          202          13             209          14            222           16
                                         ------------  ----------      ----------  ----------     ----------  -----------
     Total non-maturity deposits                 830          55             808          54            796           58

Time less than $100,000                          370          24             364          24            308           23
Time $100,000 or more                            280          18             269          19            210           15
Brokered time                                     42           3              47           3             57            4
                                         ------------  ----------      ----------  ----------     ----------  -----------
     Total time deposits                         692          45             680          46            575           42

     Total deposits                       $    1,522         100 %      $  1,488         100 %     $  1,371          100 %
                                         ============  ==========      ==========  ==========     ==========  ===========

                                                  BERKSHIRE HILLS BANCORP, INC.
                                          CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
===================================================================================================================================

                                                                          Three Months Ended              Twelve Months Ended
                                                                    -------------------------------  ------------------------------
                                                                              December 31,                    December 31,
                                                                         2006            2005            2006            2005
                                                                    -------------------------------  ------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST AND DIVIDEND INCOME
     Loans                                                           $      28,076    $     21,820    $    100,836    $     70,103
     Securities                                                              3,096           4,679          16,957          17,517
     Short-term investments                                                    209              13             258             112
                                                                    ---------------  --------------  --------------  --------------
         Total interest and dividend income                                 31,381          26,512         118,051          87,732
                                                                    ---------------  --------------  --------------  --------------
INTEREST EXPENSE
    Deposits                                                                11,679           7,359          41,044          21,048
    Borrowings                                                               4,131           4,116          16,767          15,067
                                                                    ---------------  --------------  --------------  --------------
         Total interest expense                                             15,810          11,475          57,811          36,115
                                                                    ---------------  --------------  --------------  --------------

NET INTEREST INCOME                                                         15,571          15,037          60,240          51,617
PROVISION FOR LOAN LOSSES                                                      785             315           7,860           1,313
                                                                    ---------------  --------------  --------------  --------------
Net interest income after provision for loan losses                         14,786          14,722          52,380          50,304
                                                                    ---------------  --------------  --------------  --------------
NON-INTEREST INCOME
    Deposit fees                                                             1,800           1,452           5,803           4,539
    Wealth management fees                                                     877             729           3,287           2,742
    Insurance fees                                                           1,645             664           3,757           1,343
    Loan fees                                                                  132             189             692             749
    Increase in cash surrender value of life insurance                         267             244           1,034             893
    Gain (loss) on sale of securities, net                                     924             882          (3,130)          3,532
    Gain on sale of loans and securitized loans, net                             -               -               -             773
    Other                                                                      186             137             605             352
                                                                    ---------------  --------------  --------------  --------------
        Total non-interest income                                            5,831           4,297          12,048          14,923
                                                                    ---------------  --------------  --------------  --------------
NON-INTEREST EXPENSE
    Salaries and benefits                                                    7,296           5,758          24,708          20,281
    Occupancy and equipment                                                  2,061           1,799           7,699           5,798
    Data processing and telecommunications                                     917             571           3,467           1,894
    Professional services                                                      562             471           1,873           1,899
    Marketing and advertising                                                  312             355           1,308           1,088
    Foreclosed real estate and other loans, net                                161             187             356             743
    Amortization of intangible assets                                          601             481           2,035           1,140
    Other recurring non-interest expense                                     1,617           1,658           5,912           5,177
    Termination of Employee Stock Ownership Plan                                 -             168               -           8,836
    Other non-recurring expense                                              1,125             352           1,510           2,142
                                                                    ---------------  --------------  --------------  --------------
        Total non-interest expense                                          14,652          11,800          48,868          48,998
                                                                    ---------------  --------------  --------------  --------------

    Income from continuing operations before income taxes                    5,965           7,219          15,560          16,229
    Income tax expense                                                       1,880           2,381           4,668           8,003
                                                                    ---------------  --------------  --------------  --------------
       Net income from continuing operations                                 4,085           4,838          10,892           8,226
                                                                    ===============  ==============  ==============  ==============

    Income from discontinued operations before income taxes                     29               -             606               -
    Income tax expense                                                          11               -             235               -
                                                                    ---------------  --------------  --------------  --------------
       Net income from discontinued operations                                  18               -             371               -
                                                                    ===============  ==============  ==============  ==============

       NET INCOME                                                    $       4,103    $      4,838    $     11,263    $      8,226
                                                                    ===============  ==============  ==============  ==============

Basic earnings per share
    Continuing operations                                            $        0.48    $       0.57    $       1.28    $       1.16
    Discontinued operations                                                      -               -            0.04               -
                                                                    ---------------  --------------  --------------  --------------
    Net income                                                       $        0.48    $       0.57    $       1.32    $       1.16
                                                                    ===============  ==============  ==============  ==============

Diluted earnings per share
    Continuing operations                                            $        0.47    $       0.55    $       1.25    $       1.10
    Discontinued operations                                                      -               -            0.04               -
                                                                    ---------------  --------------  --------------  --------------
    Net income                                                       $        0.47    $       0.55    $       1.29    $       1.10
                                                                    ===============  ==============  ==============  ==============

                                                BERKSHIRE HILLS BANCORP, INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
====================================================================================================================================
                                                                                            Quarters Ended
                                                                 -------------------------------------------------------------------
                                                                    Dec. 31,     Sept. 30,      June 30,       Mar. 31,     Dec. 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                 2006         2006           2006          2006         2005
                                                                 -------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME
    Residential mortgages                                         $    7,825    $    7,541   $     7,290    $    7,055   $     7,142
    Commercial mortgages                                              10,438         9,226         8,218         7,625         7,001
    Commercial business loans                                          3,780         3,889         3,250         2,815         2,865
    Consumer loans                                                     6,033         5,732         5,259         4,861         4,812
                                                                 ------------  ------------ -------------  ------------ ------------
         Total interest on loans                                      28,076        26,388        24,017        22,356        21,820
     Securities                                                        3,096         4,985         4,180         4,697         4,679
     Short-term investments                                              209            15            15            17            13
                                                                 ------------  ------------ -------------  ------------ ------------
         Total interest and dividend income                           31,381        31,388        28,212        27,070        26,512
                                                                 ------------  ------------ -------------  ------------ ------------
INTEREST EXPENSE
    Deposits                                                          11,679        10,766         9,843         8,756         7,359
    Borrowings                                                         4,131         5,019         3,911         3,706         4,116
                                                                 ------------  ------------ -------------  ------------ ------------
         Total interest expense                                       15,810        15,785        13,754        12,462        11,475
                                                                 ------------  ------------ -------------  ------------ ------------
NET INTEREST INCOME                                                   15,571        15,603        14,458        14,608        15,037
PROVISION FOR LOAN LOSSES                                                785         6,185           600           290           315
                                                                 ------------  ------------ -------------  ------------ ------------
Net interest income after provision for loan losses                   14,786         9,418        13,858        14,318        14,722
                                                                 ------------  ------------ -------------  ------------ ------------
NON-INTEREST INCOME
    Deposit fees                                                       1,800         1,334         1,383         1,286         1,452
    Wealth management fees                                               877           882           772           756           729
    Insurance fees                                                     1,645           623           581           908           664
    Loan fees                                                            132           209           125           226           189
    Increase in cash surrender value of life insurance                   267           227           247           293           244
    Gain (loss) on sale of securities, net                               924        (5,080)          529           497           882
    Other                                                                186            21           273           125           137
                                                                 ------------  ------------ -------------  ------------ ------------
        Total non-interest income                                      5,831        (1,784)        3,910         4,091         4,297
                                                                 ------------  ------------ -------------  ------------ ------------
NON-INTEREST EXPENSE
    Salaries and benefits                                              7,296         6,001         5,758         5,653         5,758
    Occupancy and equipment                                            2,061         1,885         1,822         1,931         1,799
    Data processing and telecommunications                               917           853           813           884           875
    Professional services                                                562           376           432           503           471
    Marketing and advertising                                            312           403           350           243           355
    Foreclosed real estate and other loans, net                          161            58           105            32           187
    Amortization of intangible assets                                    601           478           478           478           481
    Other recurring non-interest expense                               1,617         1,299         1,495         1,501         1,354
    Termination of Employee Stock Ownership Plan                           -             -             -             -           168
    Other non-recurring expense                                        1,125             -           385             -           352
                                                                 ------------  ------------ -------------  ------------ ------------
        Total non-interest expense                                    14,652        11,353        11,638        11,225        11,800
                                                                 ------------  ------------ -------------  ------------ ------------

    Income (loss) from continuing operations before income taxes       5,965        (3,719)        6,130         7,184         7,219
    Income tax expense (benefit)                                       1,880        (1,466)        1,888         2,366         2,381
                                                                 ------------  ------------ -------------  ------------ ------------
       Net income (loss) from continuing operations                    4,085        (2,253)        4,242         4,818         4,838
                                                                 ============  ============ =============  ============ ============

    Income from discontinued operations before income taxes               29           217           359             -             -
    Income tax expense                                                    11            84           138             -             -
                                                                 ------------  ------------ -------------  ------------ ------------
       Net income from discontinued operations                            18           133           221             -             -
                                                                 ============  ============ =============  ============ ============
       NET INCOME (LOSS)                                          $    4,103    $   (2,120)  $     4,463    $    4,818   $     4,838
                                                                 ============  ============ =============  ============ ============
Basic earnings (loss) per share
    Continuing operations                                         $     0.48    $    (0.26)  $      0.50    $     0.57   $      0.57
    Discontinued operations                                                -          0.01          0.02             -             -
                                                                 ------------  ------------ -------------  ------------ ------------
    Net income (loss)                                             $     0.48    $    (0.25)  $      0.52    $     0.57   $      0.57
                                                                 ============  ============ =============  ============ ============
Diluted earnings (loss) per share
    Continuing operations                                         $     0.47    $    (0.26)  $      0.48    $     0.55   $      0.55
    Discontinued operations                                                -          0.01          0.03             -             -
                                                                 ------------  ------------ -------------  ------------ ------------
    Net income (loss)                                             $     0.47    $    (0.25)  $      0.51    $     0.55   $      0.55
                                                                 ============  ============ =============  ============ ============

                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                     ASSET QUALITY ANALYSIS
====================================================================================================================================
                                                                                    At or for the Quarters Ended
                                                              ----------------------------------------------------------------------
                                                                   Dec. 31,      Sept. 30,      June 30,       Mar. 31,    Dec. 31,
                                                                     2006          2006          2006           2006        2005
                                                              ----------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
NON-PERFORMING ASSETS
Nonaccruing loans:
    Residential mortgages                                      $        15    $       238    $       234    $       289   $     360
    Commercial mortgages                                               308          2,427              -              -         127
    Commercial business loans                                        7,203          2,445            405            480         553
    Consumer loans                                                      66            122            133            139         146
                                                              -------------  -------------  -------------  ------------- -----------
        Total nonaccruing loans                                $     7,592    $     5,232    $       772    $       908   $   1,186
Real estate owned                                                        -              -            105              -           -
                                                              -------------  -------------  -------------  ------------- -----------
        Total nonperforming assets                             $     7,592    $     5,232    $       877    $       908   $   1,186
                                                              =============  =============  =============  ============= ===========

Total nonperforming loans/total loans                                 0.45%          0.32%          0.05%          0.06%       0.08%
Total nonperforming assets/total assets                               0.35%          0.24%          0.04%          0.04%       0.06%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                                 $    19,154    $    13,537    $    13,090    $    13,001   $  13,123
Charged-off loans                                                     (754)          (327)          (364)          (331)       (538)
Recoveries on charged-off loans                                        185            184            211            130         101
                                                              -------------  -------------  -------------  ------------- -----------
    Net loans charged-off                                             (569)          (143)          (153)          (201)       (437)
Transfer of commitment reserve                                           -           (425)             -              -           -
Provision for loan losses                                              785          6,185            600            290         315
                                                              -------------  -------------  -------------  ------------- -----------
Balance at end of period                                       $    19,370    $    19,154    $    13,537    $    13,090   $  13,001
                                                              =============  =============  =============  ============= ===========

Allowance for loan losses/nonperforming loans                          255%           366%          1753%          1442%       1096%
Allowance for loan losses/total loans                                 1.14%          1.18%          0.87%          0.90%       0.92%

NET LOAN (CHARGE-OFFS) RECOVERIES
Residential mortgages                                          $         -    $         -    $       (27)   $         -   $       -
Commercial mortgages                                                     -              -              -              -           -
Commercial business loans                                             (420)            (6)             5              3        (268)
Consumer loans                                                        (149)          (137)          (131)          (204)       (169)
                                                              -------------  -------------  -------------  ------------- -----------
         Total net                                             $      (569)   $      (143)   $      (153)   $      (201)  $    (437)
                                                              =============  =============  =============  ============= ===========

Net charge-offs (annualized)/average loans                            0.14%          0.04%          0.04%          0.06%       0.12%

AVERAGE FICO SCORES OF CONSUMER
    AUTOMOBILE LOANS                                                   726            724            721            719         716

DELINQUENT LOANS (30-90 DAYS)/TOTAL LOANS                             0.26%          0.29%          0.40%          0.27%       0.31%



                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                  SELECTED FINANCIAL HIGHLIGHTS
====================================================================================================================================
                                                                                    At or for the Quarters Ended
                                                              ----------------------------------------------------------------------
                                                                Dec. 31,      Sept. 30,      June 30,       Mar. 31,       Dec. 31,
                                                                 2006          2006            2006           2006           2005
                                                              ----------------------------------------------------------------------
   PER SHARE DATA
       Core earnings, diluted                                 $  0.48        $   0.54       $   0.47       $   0.51       $   0.52
       Net earnings (loss), diluted                              0.47           (0.25)          0.51           0.55           0.55
       Tangible book value                                      15.70           17.96          17.30          17.26          17.15
       Total book value                                         29.63           29.31          28.79          28.79          28.81
       Market price at period end                               33.46           35.59          35.48          34.94          33.50

   PERFORMANCE RATIOS
       Core return on tangible assets                            0.91 %          0.97 %         0.89 %         0.98 %         1.02 %
       Return (loss) on total assets                             0.77           (0.37)          0.85           0.94           0.96
       Core return on tangible equity                           12.97           12.68          11.41          12.63          13.49
       Return (loss) on total equity                             6.38           (3.15)          7.00           7.64           7.89
       Net interest margin, fully taxable equivalent             3.31            3.22           3.16           3.27           3.36
       Core tangible non-interest income to assets               0.97            0.63           0.68           0.74           0.71
       Non-interest income to assets                             1.09           (0.33)          0.75           0.80           0.85
       Core tangible non-interest expense to assets              2.54            2.09           2.17           2.21           2.24
       Non-interest expense to assets                            2.73            2.08           2.23           2.20           2.32
       Efficiency ratio                                         61.42           55.92          58.73          57.48          57.00

   ASSET QUALITY RATIOS
       Net charge-offs (annualized)/average loans                0.14 %          0.04 %         0.04 %         0.06 %         0.12 %
       Non-performing assets/total assets                        0.35            0.24           0.04           0.04           0.06
       Loan loss allowance/total loans                           1.14            1.18           0.87           0.90           0.92
       Loan loss allowance/nonperforming loans                   2.55 x          3.66 x        17.53 x        14.42 x        10.96 x

   CAPITAL RATIOS
       Stockholders' equity to total assets                     12.01 %         11.55 %        11.56 %        12.04 %        12.09 %
       Tangible stockholders' equity to tangible assets          6.75            7.41           7.28           7.59           7.56

   ANNUALIZED YEAR-TO-DATE GROWTH
       Total loans                                                 20 %            20 %           19 %            9 %           71 %
       Total deposits                                              11              11             14             23             62

   FINANCIAL DATA   (IN MILLIONS)
       Total assets                                           $ 2,150        $  2,205       $  2,148       $  2,056       $  2,036
       Total loans                                              1,699           1,633          1,555          1,453          1,420
       Total intangible assets                                    121              99             99             99            100
       Total deposits                                           1,522           1,488          1,464          1,451          1,371
       Total stockholders' equity                                 258             255            248            248            246

       Total core income                                          4.2             4.7            4.1            4.5            4.6
       Total net income (loss)                                    4.1            (2.1)           4.5            4.8            4.8

   ---------------------------------------------------------------------------------------------------------------------------------
   (1) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
   (2) Data for the second quarter of 2006 had no revenue for Federal Home Loan Bank dividends due to a delay in the dividend declaration schedule. Third quarter data includes 2 such dividends, including $420,000 delayed from the second quarter.

                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                        AVERAGE BALANCES
=================================================================================================================================

                                                                              Quarters Ended
                                          ---------------------------------------------------------------------------------------
                                                 Dec. 31,         Sept. 30,         June 30,         Mar. 31,          Dec. 31,
                                                   2006             2006             2006             2006              2005
                                          ---------------------------------------------------------------------------------------
(IN THOUSANDS)
Assets
Loans
  Residential mortgages                    $      592,016    $      576,105    $     561,444    $     554,833    $     554,328
  Commercial mortgages                            547,096           496,428          450,283          427,891          398,867
  Commercial business loans                       187,997           185,573          161,618          152,970          159,741
  Consumer loans                                  341,311           327,746          312,813          298,020          298,917
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total loans                                 1,668,420         1,585,852        1,486,158        1,433,714        1,411,853
Securities                                        259,838           398,915          408,542          418,744          425,237
Short-term investments                             16,343             1,017              744            1,561              538
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total earning assets                        1,944,601         1,985,784        1,895,444        1,854,019        1,837,628
Intangible assets                                 115,580            98,793           98,944           99,318           99,862
Other assets                                       88,125            98,307           94,805           90,412           94,608
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total assets                           $    2,148,306    $    2,182,884    $   2,089,193    $   2,043,749    $   2,032,098
                                          ================  ================  ===============  ===============  ===============

Liabilities and stockholders' equity
Deposits
  NOW                                      $      138,293    $      131,687    $     140,103    $     141,364    $     143,120
  Money market                                    299,927           283,194          284,447          269,685          251,462
  Savings                                         204,104           212,706          208,345          217,475          226,267
  Time                                            686,818           664,207          643,398          611,324          558,963
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total interest-bearing deposits             1,329,142         1,291,794        1,276,293        1,239,848        1,179,812
Borrowings                                        371,201           445,494          380,131          380,019          424,293
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total interest-bearing liabilities          1,700,343         1,737,288        1,656,424        1,619,867        1,604,105
Non-interest-bearing demand deposits              178,756           178,535          171,787          168,478          175,025
Other liabilities                                  10,511             8,221            6,456            5,099            6,661
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total liabilities                           1,889,610         1,924,044        1,834,667        1,793,444        1,785,791
Stockholders' equity                              258,696           258,840          254,526          250,305          246,307
                                          ----------------  ----------------  ---------------  ---------------  ---------------
    Total liabilities and  equity          $    2,148,306    $    2,182,884    $   2,089,193    $   2,043,749    $   2,032,098
                                          ================  ================  ===============  ===============  ===============

Supplementary data
    Total non-maturity deposits            $      821,080    $      806,122    $     804,682    $     797,002    $     795,874
    Total deposits                              1,507,898         1,470,329        1,448,080        1,408,326        1,354,837
    Fully taxable equivalent income adj.              566               548              506              494              494

---------------------------------------------------------------------------------------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.



                               BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                          AVERAGE YIELDS (FULLY TAXABLE EQUIVALENT - ANNUALIZED)
===================================================================================================================

                                                                     Quarters Ended
                                     ------------------------------------------------------------------------------
                                          Dec. 31,        Sept. 30,       June 30,       Mar. 31,       Dec. 31,
                                           2006             2006           2006           2006            2005
                                     ------------------------------------------------------------------------------
Earning assets
Loans
  Residential mortgages                     5.29  %         5.24  %         5.19  %        5.09  %        5.15  %
  Commercial mortgages                      7.57            7.37            7.32           7.23           6.96
  Commercial  business loans                7.98            8.31            8.07           7.46           7.12
  Consumer loans                            7.01            6.94            6.74           6.61           6.39
    Total loans                             6.68            6.58            6.46           6.21           6.15
Securities                                  5.64            5.55            4.59           4.96           4.87
Short-term investments                      5.25            5.25            4.94           4.45           3.96
    Total earning assets                    6.52            6.38            6.07           5.99           5.83

Funding liabilities
Deposits
  NOW                                       1.23            0.98            1.02           1.01           0.65
  Money Market                              3.61            3.51            3.36           3.12           2.61
  Savings                                   1.03            1.02            0.78           0.76           0.77
  Time                                      4.62            4.41            4.17           3.92           3.57
    Total interest-bearing deposits         3.49            3.31            3.09           2.86           2.47
  Borrowings                                4.42            4.47            4.13           3.96           3.85
    Total interest-bearing liabilities      3.69            3.60            3.33           3.12           2.84

Net interest spread                         2.83            2.78            2.74           2.87           2.99
Net interest margin                         3.31            3.22            3.16           3.27           3.36

Cost of funds                               3.34            3.27            3.02           2.83           2.56

-------------------------------------------------------------------------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2) Cost of funds includes all deposits and borrowings.
(3) Data for the second quarter of 2006 had no revenue for Federal Home Loan Bank dividends due to a delay in the dividend declaration schedule. Third quarter data includes 2 such dividends, including $420,000 delayed from the second quarter.


                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                          RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
====================================================================================================================================
                                                                At or for the Quarters Ended                For twelve months ended
                                               ------------------------------------------------------------------------------------
                                                 Dec. 31,     Sept. 30,    June 30,    Mar. 31,    Dec. 31,        December 31,
                                                   2006         2006         2006       2006         2005       2006          2005
------------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
Net income (loss)                               $   4,103    $ (2,120)    $ 4,463     $ 4,818    $  4,838     $  11,263    $  8,226
Adj: (Gain) loss on sale of securities, net          (924)      5,080        (529)       (497)       (882)        3,130      (3,532)
Less: income from discontinued operations             (29)       (217)       (359)          -           -          (606)          -
Plus:  Termination of ESOP                              -           -           -           -         168             -       8,836
Plus: Loan loss allowance pool adjustment               -       5,512           -           -           -         5,512           -
Plus:  Other nonrecurring expense                   1,125           -         385           -         352         1,510       2,142
Adj:  Income taxes                                    (57)     (3,525)        166         164         119        (3,252)        133
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Core income                                 (A)     4,218       4,730       4,126       4,485       4,595        17,557      15,805
Plus: Amort. Intang. Assets (net of taxes)            403         320         320         320         322         1,363         741
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Tangible core income                        (B) $   4,621    $  5,050     $ 4,446     $ 4,805    $  4,917     $  18,920    $ 16,546
                                                ==========  ==========   =========   =========  ==========   ===========  ==========

Total non-interest income                       $   5,831    $ (1,784)    $ 3,910     $ 4,091    $  4,297     $  12,048    $ 14,923
Adj: (Gain) loss on sale of securities, net          (924)      5,080        (529)       (497)       (882)        3,130      (3,532)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total core non-interest income              (C)     4,907       3,296       3,381       3,594       3,415        15,178      11,391
Net interest income                                15,571      15,603      14,458      14,608      15,037        60,240      51,617
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total core revenue                         (C1) $  20,478    $ 18,899     $17,839     $18,202    $ 18,452     $  75,418    $ 63,008
                                                ==========  ==========   =========   =========  ==========   ===========  ==========

Total non-interest expense                      $  14,652    $ 11,353     $11,638     $11,225    $ 11,800      $ 48,868    $ 48,998
Less:  Termination of ESOP                              -           -           -           -        (168)            -      (8,836)
Less:  Other non-recurring expense                 (1,125)          -        (385)          -        (352)       (1,510)     (2,142)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Core non-interest expense                          13,527      11,353      11,253      11,225      11,280        47,358      38,020
Less: Amortization of intangible assets              (601)       (478)       (478)       (478)       (481)       (2,035)     (1,140)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total core tangible non-interest expense    (D) $  12,926    $ 10,875     $10,775     $10,747    $ 10,799     $  45,323    $ 36,880
                                                ==========  ==========   =========   =========  ==========   ===========  ==========
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Total average assets                            $   2,148    $  2,183     $ 2,089     $ 2,044    $  2,032     $   2,116    $  1,745
Less:  Average intangible assets                     (116)        (99)        (99)        (99)       (100)         (103)        (62)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total average tangible assets               (E) $   2,032    $  2,084     $ 1,990     $ 1,944    $  1,932     $   2,013    $  1,683
                                                ==========  ==========   =========   =========  ==========   ===========  ==========

Total average stockholders' equity              $     259    $    259     $   255     $   250    $    246     $     256    $    197
Less:  Average intangible assets                     (116)        (99)        (99)        (99)       (100)         (103)        (62)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total average tangible stockholders' equity (F) $     143    $    160     $   156     $   151    $    146     $     153    $    135
                                                ==========  ==========   =========   =========  ==========   ===========  ==========

Total stockholders' equity, period-end          $     258    $    255     $   248     $   248    $    246     $     258    $    246
Less:  Intangible assets, period-end                 (121)        (99)        (99)        (99)       (100)         (121)       (100)
                                                ----------  ----------   ---------   ---------  ----------   -----------  ----------
Total tangible stockholders' equity,
  period-end                                (G) $     137    $    156     $   149     $   149    $    146     $     137    $    146
                                                ==========  ==========   =========   =========  ==========   ===========  ==========
Total shares outstanding, period-end
 (thousands)                                (H)     8,713       8,689       8,622       8,601       8,540         8,713       8,540
Average diluted shares outstanding
 (thousands)                                (I)     8,823       8,557       8,760       8,755       8,813         8,726       7,503

Core earnings per share                   (A/I) $    0.48    $   0.54     $  0.47     $  0.51    $   0.52     $    2.00    $   2.11
Tangible book value per share             (G/H) $   15.70    $  17.96     $ 17.30     $ 17.32    $  17.15     $   15.70    $  17.15

Core return on tangible assets            (B/E)      0.91 %      0.97 %      0.89 %      0.98 %      1.02 %        0.94 %      0.98%
Core return on tangible equity            (B/F)     12.97       12.68       11.41       12.63       13.49         12.40       12.30
Core tangible non-interest income to
  assets                                  (C/E)      0.97        0.63        0.68        0.74        0.71          0.75        0.68
Core tangible non-interest exp to assets  (D/E)      2.54        2.09        2.17        2.21        2.24          2.25        2.19
Efficiency ratio                                    61.42       55.92       58.73       57.48       57.00         58.46       57.03

---------------------------------------------------------------------------------------------------------------
(1) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable.
(3) In the third quarter 2006, the average diluted shares for core income per share totaled 8,805,000, and for 2006 core income per share diluted shares totaled 8,786,000.
(4) Quarterly data may not sum to annual data due to rounding.

CONTACT:

Berkshire Hills Bancorp, Inc.
Michael P. Daly, 413-236-3194
President and Chief Executive Officer
or
John S. Millet, 413-236-3252
Senior Vice President,
Interim Chief Financial Officer, and Treasurer